Exhibit 2.3

SECOND AMENDMENT TO THE

SIXTH AMENDED AND RESTATED OPERATING AGREEMENT

THIS SECOND AMENDMENT to the Sixth Amended and Restated Limited Liability Company Operating Agreement, as amended (this “Second Amendment”), is made effective as of January [●], 2022, by and between Mr. Mango LLC, a Delaware limited liability company (the “Company”) and the Members set forth on Exhibit A of the Agreement (as defined below). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, the Company and the Members entered into that certain Sixth Amended and Restated Limited Liability Company Operating Agreement, dated as of June 4, 2021, as amended by that First Amendment to the Sixth Amended and Restated Operating Agreement, dated as of October 6, 2021, which is attached hereto as Exhibit A (as so amended, the “Agreement”);

WHEREAS, in connection with the purchase of additional Series B Preferred Interests by Hiro Capital SCSp I (“Hiro”) on the date hereof, the parties desire to amend the Agreement as set forth herein pursuant to Section 10.1 of the Agreement; and

NOW THEREFORE, in consideration of the premises and the mutual covenants contained in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Capitalized terms used and not otherwise defined in this Amendment have the respective meanings ascribed to them in the Agreement.

2.	Section 5.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

Management. Except as otherwise expressly set forth herein, the management and control of the Company and its business shall initially be vested in the Board, who shall have all of the rights, powers and authority generally conferred under the Act or other applicable law, on behalf and in the name of the Company, to carry out any and all of the business and affairs of the Company and to perform all acts and enter into, perform, negotiate and execute any and all licenses, assignments, leases, documents, contracts and agreements on behalf of the Company that are necessary or desirable. The Board shall make major decisions for the Company and shall be able to carry out and execute any and all of the business and affairs of the Company and to perform all acts and enter into, perform, negotiate and execute any and all licenses, assignments, leases, documents, contracts and agreements on behalf of the Company that are necessary or desirable. The Board shall consist of seven (7) managers (each a “Manager”), subject to Section 5.2.5.4 and this Section 5.2. Each Skybound Member shall appoint one Manager to the Board (each, a “Skybound Manager”). The Skybound Members shall appoint one (1) additional Manager to the Board, who shall not be considered a Skybound Manager for purposes of this Agreement (the “Skybound Appointed Manager”). For so long as the Lead Series A Investor owns at least one-third of the Series A Preferred Interests that the Lead Series A Investor initially purchased in the Company (as equitably adjusted for any Interest dividends, splits, combinations, reorganizations, or similar transactions involving the Company’s outstanding equity), the Lead Series A Investor shall appoint one (1) Manager to the Board (the “Lead Series A Investor Manager”). If the Lead Series A Investor loses its right to appoint the Lead Series A Investor Manager, the Members by a majority vote shall have the right to appoint one (1) Manager, but such Manager will not have any of the rights specifically applicable to the Lead Series A Investor Manager. Notwithstanding anything to the contrary, the Lead Series A Investor’s right to appoint the Lead Series A Investor Manager is not transferable to any other Person, except a Permitted Transferee and as set forth in the previous sentence. The Lead Series B Investor shall have the right to appoint one (1) Manager to the Board (the “Lead Series B Investor Manager” and, together with the Lead Series A Investor Manager, the Skybound Managers and the Skybound Appointed Manager, the “Appointed Managers”). If the Lead Series B Investor does not invest at least 50% of its pro rata allocation in subsequent financing rounds, then the Company shall have the option to replace the Lead Series B Manager originally appointed by the Lead Series B Investor with the Lead Series B Investor’s consent, with such consent to not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary, the Lead Series B Investor’s right to appoint the Lead Series B Investor Manager is not transferable to any other Person, except a Permitted Transferee and as set forth in the previous sentence. Upon an IPO, the Lead Series B Investor shall automatically lose its right to designate the Lead Series B Investor Manager. The Lead Series B Investor Manager shall have the right to serve on each committee of the Board. Hiro Capital SCSp I (“Hiro”) shall have the right (the “Hiro Board Right”) to appoint one (1) Manager to the Board (the “Hiro Manager”). If Hiro does not invest at least 50% of its pro rata allocation in subsequent financing rounds, then the Company shall have the option to replace the Hiro Manager originally appointed by Hiro with Hiro’s consent, with such consent to not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary in the foregoing, Hiro’s right to appoint the Hiro Manager is not transferable to any other Person other than an Affiliate in connection with a transfer of all or substantially all of Hiro’s Series B Preferred Interests. Upon the earlier of an IPO or the third anniversary of the date hereof, Hiro shall automatically lose its right to designate the Hiro Manager. The Hiro Manager shall have the right to serve on each committee of the Board. Notwithstanding anything to the contrary in this Agreement, any amendment or modification of this Section 5.2, specifically with respect to the Hiro Board Right only, shall require the written consent of Hiro. As of the date hereof, the Managers shall be Alpert, Kirkman, Goldman, Kevin D. Irwin, Jr., Byung Joon Song, Ian Livingstone and [●], who shall manage, operate and run the Company, and shall have voting rights with respect to certain other matters as provided for in this Agreement and the Act. The Board will render such services as are reasonably required on an as needed basis in furtherance of the Company’s business for no additional consideration. Except as otherwise provided in this Agreement, a decision or action of the Board shall require an affirmative majority vote of the Managers or a written consent signed by the majority of the Managers.

3.	Except as expressly set forth in this Second Amendment, the Agreement remains in full force and effect with no further modifications. In the event of any conflict between the terms of the Agreement and the terms of this Second Amendment, the terms of this Second Amendment shall control.

4.	This Second Amendment shall form a part of the Agreement for all purposes, and each party hereto shall be bound hereby. From and after the execution of this Second Amendment by the parties, any reference to the Agreement shall be deemed a reference to the Agreement and this Second Amendment.

5.	This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery by a party hereto of a facsimile or other electronic transmission of this Amendment executed by such party shall constitute delivery by such party of an original hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and the undersigned has caused this Amendment to be executed on the date first written above by its duly authorized Representative.

MR. MANGO LLC

DS

By: DocuSigned by: ______________________
0E8B62E0FE2E48A

Name: David Alpert
Title: CEO and Secretary

KNOLLWOOD INVESTMENT FUND LLC

By: DocuSigned by: ______________________
C3F8D2F47966480

Name: Kevin D. Irwin, Jr.
Title: President of Managing Member

HIRO CAPITAL SCSP I

By: Hiro Capital I GP S.à r.l. in its capacity as general partner of Hiro Capital I SCSp

By: DocuSigned by: ______________________
5134CBFACB3D4D7...

Name: Luke Alvarez
Title: Manager

By: DocuSigned by: ______________________
66A21CBAFC364D8...

Name: Pierfrancesco Rinaldi
Title: Manager

COM2US CORPORATION

By: ______________________

Name: Jae Jun Song
Title: Chief Executive Officer

[*Signature Page to Amendment to the Sixth A&R Operating Agreement*]

IN WITNESS WHEREOF, each of the Company and the undersigned has caused this Amendment to be executed on the date first written above by its duly authorized Representative.

The Kirkman Family 2015 Trust Under Agreement Dated October 27, 2014

DocuSigned by:

B4C2CAEA40A046F...

By: Robert Kirkman, as Trustee of the Kirkman Family 2014 Trust Under Trust Agreement Dated October 27, 2014

The Peanut & Pookie Family Trust Under Trust Agreement Dated May 30, 2013

DocuSigned by:

0E8B62E0FE2E48A...

By: David Alpert as Trustee of The Peanut & Pookie Family Trust Under Trust Agreement Dated May 30, 2012

DocuSigned by:

E2039D40428646D...

JON GOLDMAN

[Signature Page to Amendment to the Sixth A&R Operating Agreement]

EXHIBIT A

Sixth Amended and Restated Operating Agreement, as amended

See Attached.